FORM OF UNDERWRITING AGREEMENT
GRUPO AEROPORTUARIO DEL SURESTE, S.A.B. DE C.V.
[ • ] Series B Shares,
Directly or in the Form of American Depositary Shares
Underwriting Agreement
[ • ]
J.P. Morgan Securities Inc.
Macquarie Capital (USA) Inc.
   As Representatives of the
   Underwriters listed
   in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
383 Madison Avenue
New York, New York 10179
c/o Macquarie Capital (USA) Inc.
125 West 55th Street
New York, New York 10019
Ladies and Gentlemen:
     [Selling Stockholder], a stockholder (the “Selling Stockholder”) of Grupo Aeroportuario del Sureste, S.A.B. de C.V., a publicly traded Mexican corporation (sociedad anónima bursátil de capital variable) (the “Company”), proposes to sell to the Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), [ • ] Series B Shares, without par value, of the Company (the “Series B Shares”), directly or in the form of American Depositary Shares (“ADSs”), each ADS representing ten shares of Series B Shares (such Series B Shares, directly or in the form of ADSs, the “Underwritten Shares”). The Selling Stockholder also proposes to sell to the Underwriters, at the option of the Underwriters, not more than [ • ] Series B Shares, directly or in the form of ADSs (such Series B Shares, directly or in the form of ADSs, the “Option Shares”). The Underwritten Shares and the Option Shares are herein collectively called the “Offered Shares”.
     The ADSs will be evidenced by American Depositary Receipts (“ADRs”) issued pursuant to the Deposit Agreement, dated as of September 28, 2000 (the “Deposit Agreement”), among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and all holders from time to time of ADRs issued thereunder.
     The Company and the Selling Stockholder hereby confirm their agreement with the Underwriters concerning the purchase and sale of the Offered Shares, as follows:
     1. Registration Statement. The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Securities Act”), a registration statement on Form F-3 (File No. 333-168486), including a prospectus, relating to the Series B Shares and ADSs. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; the prospectus filed as part of the Registration Statement is referred to herein as the “Base Prospectus”; the Base Prospectus, as supplemented by the preliminary prospectus supplement relating to the Offered Shares, as filed with the SEC pursuant to Rule 424(a) under the Securities Act, which omits Rule 430 Information, is referred to herein as the “Preliminary Prospectus”; the Base Prospectus, as supplemented by the final prospectus supplement relating to the Offered Shares, as filed with the SEC pursuant to Rule 424(b) under the Securities Act, in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with the confirmation of sales of the Offered Shares is referred to herein as the “Prospectus”. A registration statement on Form F-6 (File No. 333-12484) for the registration of ADSs under the Securities Act has also been filed with the SEC. Such registration statement, as amended at the time it became effective, is referred to herein as the “ADS Registration Statement”. Any reference in this Agreement to the Registration Statement, the ADS Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein under the Securities Act, as of the effective date of the Registration Statement or the ADS Registration Statement or the date of the Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the ADS Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein.
     At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex B, the “Pricing Disclosure Package”): the Preliminary Prospectus dated [ • ], and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.
     “Applicable Time” means [•] P.M., New York City time, on [ • ] ..
     2. Purchase of the Offered Shares by the Underwriters.
     (a) The Selling Stockholder agrees to sell the Underwritten Shares to the Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Selling Stockholder the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto, at a price per ADS of U.S.$ [•] (being equal to U.S.$ [•] per Series B Share) (the “Purchase Price”).
     In addition, the Selling Stockholder agrees to sell the Option Shares to the Underwriters and the Underwriters, on the basis of the representations, warranties and agreements herein contained and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Selling Stockholder at the Purchase Price less an amount per share (or ADS, as applicable) equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares. If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten Shares being purchased from the

Selling Stockholder by the Underwriters, subject, however, to such adjustments to eliminate any fractional shares (or ADS, as applicable) as the Representatives in their sole discretion shall make.
     The Underwriters may exercise the option to purchase the Option Shares at any time in whole, or from time to time in part, on or before the 30th day following the date of the Prospectus, by written notice from the Representatives to the Selling Stockholder. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.
     (b) The Selling Stockholder understands that the Underwriters intend to make a public offering of the Offered Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Offered Shares on the terms set forth in the Prospectus. The Selling Stockholder acknowledges and agrees that the Underwriters may offer and sell Offered Shares to or through any affiliate of an Underwriter (including through one or more affiliates in Mexico licensed to act as a casa de bolsa, subject to the provisions under Section 2(d) below).
     (c) The Underwriters may elect to have the Offered Shares in the form of ADSs or Series B Shares delivered and paid for under this Agreement. The Representatives on behalf of the Underwriters shall notify the Selling Stockholder, not less than two business days prior to the Closing Date or the Additional Closing Date (as defined hereinafter), as the case may be, of the portion of Offered Shares to be delivered in the form of Series B Shares.
     (d) Each of the Company and the Selling Stockholder acknowledges that the Underwriters will offer for sale in Mexico Offered Shares in the form of Series B Shares pursuant to a private placement exemption in accordance with Article 8 of Mexican Ley de Mercado de Valores (the “Mexican Securities Market Law”). The Underwriters will only offer the Offered Shares in Mexico pursuant to the Mexican Securities Market Law and to specifically identified persons or entities whom it reasonably believes are either (i) “inversionistas institucionales o calificados” in accordance with Article 8 of the Mexican Securities Market Law, (ii) shareholders of companies which fulfill their corporate purpose exclusively or substantially with such Offered Shares (e.g., investment companies authorized to invest in the Offered Shares), or (iii) any other person in Mexico; provided that, that to the extent such proposed purchasers do not qualify under clauses (i) or (ii) above, offers are not made to more than 100 persons. Series B Shares purchased by investors in Mexico will be placed and settled in Mexico through the Bolsa Mexicana de Valores, S.A.B. de C.V. (the “Mexican Stock Exchange”) in compliance with applicable Mexican securities laws and regulations. Investors in Mexico may make payment of the public offering price in Mexican pesos at a price per share equivalent to the public offering price reflected in the Prospectus.
     (e) Payment for the Offered Shares shall be made by wire transfer in immediately available funds to the account specified by the Selling Stockholder to the Representatives at 10:00 A.M. New York City time on August [  ], 2010, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives, the Company and the Selling Stockholder may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the

“Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”
     Payment for the Offered Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the Underwriters of the Offered Shares to be purchased on such date in definitive form registered in such names and in such denominations as the Representatives shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with transfer taxes, if any, payable in connection with the sale of such Offered Shares duly paid by the Selling Stockholder. Delivery of the Offered Shares in the form of ADSs shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. Delivery of the Offered Shares in the form of Series B Shares, if any, shall be made through the facilities of S.D. Indeval, Institución para el Depósito de Valores, S.A. de C.V. (“Indeval”) to the accounts of Mexican custodians maintained at Indeval as so requested by the Representatives. The forms of ADRs and Series B Shares will be made available for inspection by the Representatives at the offices of Simpson Thacher & Bartlett LLP not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.
     (f) Each of the Company and the Selling Stockholder acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Stockholder with respect to the offering of Offered Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Stockholder or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Selling Stockholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Stockholder shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Stockholder with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Stockholder. The Company and the Selling Stockholder further acknowledge and agree that the Representatives and the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Selling Stockholder. Each of the Company and the Selling Stockholder waives, to the fullest extent permitted by the law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect), in contract, tort or otherwise, in respect of such a fiduciary claim to it or to any person asserting a fiduciary duty claim on its behalf, including stockholders, employees or creditors of the Company or the Selling Stockholder.
     3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:
     (a) Preliminary Prospectus. No order preventing or suspending the use of the Preliminary Prospectus has been issued by the SEC, and the Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act, and the Preliminary Prospectus, at the time of filing thereof, did not contain any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) information furnished in writing to the Company by the Selling Stockholder expressly for use in the Preliminary Prospectus or (ii) information furnished in writing to the Company by an Underwriter through the Representatives expressly for use in the Preliminary Prospectus.
     (b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) information furnished in writing to the Company by the Selling Stockholder expressly for use in the Pricing Disclosure Package or (ii) information furnished in writing to the Company by an Underwriter through the Representatives expressly for use in the Pricing Disclosure Package.
     (c) Issuer Free Writing Prospectus. Other than the Registration Statement, the ADS Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the Closing Date and Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with (i) information furnished in writing to the Company by the Selling Stockholder expressly for use in the Issuer Free Writing Prospectus or (ii) information furnished in writing to the Company by an Underwriter through the Representatives expressly for use in the Issuer Free Writing Prospectus.
     (d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the SEC not earlier than three years prior to the date hereof; and no notice of objection of the SEC to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the SEC, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offered Shares has been initiated or threatened by the SEC; as of the effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date,

as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with (i) information furnished in writing to the Company by the Selling Stockholder expressly for use in the Registration Statement or Prospectus or (ii) information furnished in writing to the Company by an Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus.
     (e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the ADS Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the SEC conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the ADS Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the SEC, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (f) ADS Registration Statement. (i) No stop order suspending the effectiveness of the ADS Registration Statement is in effect and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the SEC; (ii) the ADS Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the SEC thereunder; (iii) the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; and (iv) all of the Offered Shares in the form of ADSs are registered pursuant to the ADS Registration Statement. There are no contracts or other documents required to be filed as exhibits to the ADS Registration Statement which have not been filed as required.
     (g) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with financial reporting standards (normas de información financiera) in Mexico applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby.
     (h) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of capital stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (i) Organization. The Company and each of its subsidiaries have been duly organized under the laws of Mexico and are validly existing under the laws of their respective jurisdictions of organization, are duly qualified to do business in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement. The subsidiaries listed in Schedule 2 to this Agreement are the only significant subsidiaries of the Company.
     (j) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company (including the Offered Shares) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, the Company has not issued any, and there are no statutory, outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party. All the Series B Shares (including the Offered Shares) have been duly registered with the Mexican Registro Nacional de Valores (the “RNV”) and are listed and admitted for trading on the Mexican Stock Exchange and deposited with Indeval and there are no restrictions on subsequent transfers of such shares under the laws of Mexico and of the United States, other than as set forth in each of the Registration

Statement, the Pricing Disclosure Package and the Prospectus. The Offered Shares in the form of ADSs have been approved for listing and trading on the New York Stock Exchange.
     (k) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as enforceability of indemnification provisions may be limited by considerations of public policy.
     (l) Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as enforceability of indemnification provisions may be limited by considerations of public policy. Upon due and authorized issuance by the Depositary of the ADRs evidencing the ADSs against deposit of the underlying Series B Shares in respect thereof in accordance with the provisions of the Deposit Agreement and upon payment by the Underwriters for the ADSs evidenced thereby in accordance with the provisions of this Agreement, such ADSs evidenced by such ADRs will be duly and validly issued, and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. The Deposit Agreement and the ADSs conform in all material respects to the description thereof contained in the Registration Statement, the ADS Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (m) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default or non-compliance in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
     (n) No Conflicts. The execution, delivery and performance by the Company of each of this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) and the consummation by the Company of the transactions contemplated by the Transaction Documents or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clause (i) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
     (o) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated by the Transaction Documents, except for the registration of the Offered Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the U.S. Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Offered Shares by the Underwriters, and provided that, to the extent that the consummation of the transactions by the Company contemplated by the Transaction Documents are conducted in Mexico pursuant the exemptions of Article 8 of the Mexican Securities Market Law, no consent, approval authorization, order, registration or qualification of any governmental or regulatory authority in Mexico will be required, except that, subsequent to the sale of the Offered Shares, the Company will provide notice to the Mexican Comisión Nacional Bancaria y de Valores (National Banking and Securities Commission, or the “CNBV”) pursuant to Article 7 of the Mexican Securities Market Law and regulations thereunder, of the principal terms and conditions of the offering contemplated by the Transaction Documents and the Selling Stockholder must provide a notice thereof to the CNBV and the Mexican Stock Exchange in accordance with the Article 110 of the Mexican Securities Market Law and Disposiciones de carácter general aplicables a las emisoras de valores y a otros participantes del mercado de valores (Articles 49 Bis and 49 Bis 1 of the General Regulations Applicable to Issuers and Other Participants) issued by the CNBV.
     (p) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending before any Mexican, U.S. or other applicable federal or state or other court, governmental agency or body to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations, contracts, agreements, indentures, leases or other documents that are required under the Securities Act (the “Material Contracts”) to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
     (q) Independent Accountants. PricewaterhouseCoopers, S.C., who has certified the consolidated financial statements of the Company and its subsidiaries incorporated by reference or included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

     (r) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (s) Investment Company Act. Neither the Company nor any of its subsidiaries is required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Investment Company Act”).
     (t) Taxes. The Company and its subsidiaries have paid all Mexican, U.S. or other applicable federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except, in each case, where such failure to file tax returns or pay taxes or such tax deficiency would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
     (u) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations (including, without limitation, airport concessions) issued by, and have made all declarations and filings with, the appropriate Mexican, U.S. or other applicable federal, state or local governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or failure to renew would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
     (v) No Labor Disputes. No material labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.
     (w) Compliance with and Liability Under Environmental Laws. (i) The Company and its subsidiaries (a) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, release or threat of release of any harmful or deleterious substances (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any

Environmental Laws, including for the investigation or remediation of any disposal or release of any harmful or deleterious substances, and the Company and its subsidiaries have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of U.S.$100,000 or more will be imposed.
     (x) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The disclosure controls and procedures of the Company and its subsidiaries have been evaluated for effectiveness as of December 31, 2009 and are effective in all material respects to perform the functions for which they were designed.
     (y) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
     (z) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance the Company considers is in amounts and insures against such losses and risks as are adequate in all material respects to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
     (aa) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) made any payment or taken any action that violates any provision of any Mexican or other applicable law, rule or regulation regarding illegal payments or corrupt practices, or any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (bb) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of Mexico and all other applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (cc) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”).
     (dd) No Stabilization. The Company has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADSs or the Series B Shares.
     (ee) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (ff) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
     (gg) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the U.S. Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (hh) Distributions in Respect of Series B Shares. No approvals are currently required in Mexico in order for the Company to pay dividends, interest on shareholders’ equity or other distributions declared by the Company to the holders of Series B Shares, including the Depositary; and, except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, under current laws and regulations of Mexico and any political subdivision thereof, any amounts payable with respect to the Series B Shares upon liquidation of the Company or upon redemption thereof and dividends, interest on shareholders’ equity and other distributions declared and payable on the Series B Shares may be paid by the Company to the Depositary in Mexican pesos that may be converted into foreign currency and freely transferred out of Mexico, as long as the investment in respect of the applicable Series B Shares is registered with the Mexican Central Bank. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, no payments of dividends or interest on shareholders’ equity made to holders of Series B Shares or ADSs who are non-residents of Mexico are subject to income, withholding or other taxes under laws and regulations of Mexico or any political subdivision or taxing authority thereof or therein and except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, such payments will otherwise be free and clear of any other tax, duty, withholding or deduction in Mexico or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Mexico or any political subdivision or taxing authority thereof or therein, as long as the investment in respect of the applicable Series B Shares is registered with the Mexican Central Bank.
     (ii) Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes, similar fees or charges required to be paid by or on behalf of the Underwriters in or to Mexico or any political subdivision or taxing authority thereof or therein, in connection with the execution and delivery of the Transaction Documents or the offer or sale by the Selling Stockholder of the Offered Shares outside of Mexico in the manner contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except that any document subsequently brought into Mexico, for enforcement purposes, will be subject to any Mexican court fees, including, without limitation, filing fees and, to the extent applicable, deposits to secure judgments.
     (jj) No Requirement to Qualify to do Business. It is not necessary under the laws of Mexico that any holder of ADSs or Series B Shares, or the Underwriters, be licensed, qualified or entitled to carry on business in Mexico (i) to enable any of them to enforce their respective rights under this Agreement or the offer or sale of the Offered Shares as contemplated herein and in the Registration Statement, the Pricing Disclosure Package and the Prospectus or any other document to be delivered in connection herewith or therewith or (ii) solely by reason of the execution, delivery or performance of any such document.
     (kk) Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of Mexico and the courts of Mexico would recognize and give effect to such choice of law.
     (ll) No Requirement to File or Record. To ensure the legality, validity, enforceability or admissibility into evidence in a legal or administrative proceeding in Mexico of each of the Transaction Documents, it is not necessary that any such document be filed or recorded with any court or other authority in Mexico (other than the granting of notice to the CNBV in terms of Article 7 of the Mexican Securities Market Law), except that in the event that any legal proceedings are brought to the courts of Mexico, a Spanish translation of the applicable Transaction Document and any other documents required in such proceedings would have to be prepared by a court-approved translator, and the defendant would need to be given the opportunity to be heard in respect of the accuracy of the translations, and proceedings would thereafter be based upon the translated documents.

     (mm) No Immunity. The Company is subject to suit under its obligations under the Transaction Documents and the Offered Shares, and none of the Company, any of its subsidiaries or any of its or their properties or assets has any right of immunity, on any grounds, from any action, suit or proceeding, from the giving of any relief in any action, suit or proceeding, from set-off or counter claim, from the jurisdiction of any Mexican or U.S. federal or New York state court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter arising out of or relating to the Transaction Documents.
     (nn) Status Under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Shares and at the date hereof, the Company was not and is not an “ineligible issuer”, and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.
     (oo) Passive Foreign Investment Company. The Company is not a “passive foreign investment company” as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, for the taxable year ended December 31, 2009, nor does the Company expect to be so considered for the taxable year ended December 31, 2010 or any future year.
     (pp) Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 9 hereof do not contravene Mexican law.
     (qq) Enforcement of Foreign Judgments. A final and conclusive judgment (not subject to appeal) of any U.S. federal or New York state court in New York City for the payment of money rendered against the Company in respect of the Transaction Documents would be recognized by the courts of Mexico pursuant to Article 1347 A of the Mexican Código de Comercio (Commerce Code), provided that such judgment fulfills all enforceability requirements as described under the caption “Enforcement of Civil Liabilities” in each of the Pricing Disclosure Package and the Prospectus.
     (rr) Submission to Jurisdiction. Pursuant to Section 17 hereof, the Company has the power to submit, and pursuant to Section 17 of this Agreement has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of any U.S. federal or New York state court in New York City, has legally, validly, effectively and irrevocably waived its right to bring action in any other jurisdiction that may apply by virtue of its present or future domicile, has legally, validly, effectively and irrevocably waived any objection to the venue of a proceeding in any such court, and has the power to designate, appoint and empower, and pursuant to Section 17 of this Agreement, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any U.S. federal or New York state court in New York City.
     (ss) Foreign Private Issuer. The Company is a “foreign private issuer” (as defined in Rule 3b-4(c) under the Exchange Act.

     4. Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to each Underwriter that:
     (a) Preliminary Prospectus. The Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act, and the Preliminary Prospectus, at the time of filing thereof, did not contain any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, to the extent that such statements or omissions are made in reliance upon and in conformity with information furnished in writing to the Company by the Selling Stockholder expressly for use in the Preliminary Prospectus.
     (b) Pricing Disclosure Package. The Pricing Disclosure Package, at the Applicable Time did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, to the extent that such statements or omissions are made in reliance upon and in conformity with information furnished in writing to the Company by the Selling Stockholder expressly for use in the Pricing Disclosure Package.
     (c) Issuer Free Writing Prospectus. Other than the Registration Statement, the ADS Registration Statement, the Preliminary Prospectus and the Prospectus, the Selling Stockholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Company, the Selling Stockholder and the Representatives.
     (d) Registration Statement and Prospectus. As of the effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, to the extent that such statements or omissions are made in reliance upon and in conformity with information furnished in writing to the Company by the Selling Stockholder expressly for use in the Registration Statement and Prospectus.
     (e) Authority, Underwriting Agreement. The Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Shares (directly or in the form of ADSs) to be sold by the Selling Stockholder hereunder; and this Agreement has been duly authorized, executed and delivered by the Selling Stockholder and constitutes a valid and legally binding agreement of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (f) No Conflicts. The execution, delivery and performance by the Selling Stockholder of this Agreement and the sale, assignment, transfer and delivery of the Offered Shares (directly or in the form of ADSs) by the Selling Stockholder pursuant to this Agreement, and the consummation by the Selling Stockholder of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Selling Stockholder, or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency having jurisdiction over the Selling Stockholder or any of its properties or assets.
     (g) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Selling Stockholder of this Agreement, the sale, assignment, transfer and delivery of the Offered Shares (directly or in the form of ADSs) and the consummation by the Selling Stockholder of the transactions contemplated hereby, except for the registration of the Offered Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by FINRA and under applicable state securities laws in connection with the purchase and distribution of Offered Shares by the Underwriters, and provided that, to the extent that the consummation of the transactions by the Selling Stockholder contemplated by this Agreement are conducted in Mexico pursuant the exemptions of Article 8 of the Mexican Securities Market Law, no consent, approval authorization, order, registration or qualification of any governmental or regulatory authority in Mexico will be required, except that, subsequent to the sale of the Offered Shares, the Company will provide notice to the CNBV pursuant to Article 7 of the Mexican Securities Market Law and regulations thereunder, of the principal terms and conditions of the offering contemplated by this Agreement and the Selling Stockholder must provide a notice thereof to the CNBV and the Mexican Stock Exchange in accordance with the Article 110 of the Mexican Securities Market Law and Disposiciones de carácter general aplicables a las emisoras de valores y a otros participantes del mercado de valores (Articles 49 Bis and 49 Bis 1 of the General Regulations Applicable to Issuers and Other Participants) issued by the CNBV.
     (h) Title to Offered Shares. The Selling Stockholder is the sole record, legal and beneficial owner of the Offered Shares and has valid title to the Offered Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by the Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; the Selling Stockholder will have, immediately prior to the Closing Date or the Additional Closing Date, as the case may be, good and valid title to the Offered Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by the Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the Offered Shares and payment therefor pursuant hereto, good, marketable and valid title to such Offered Shares, free and clear of all rights of any third party, pledges, liens, security interests, charges, claims or encumbrances of any kind, will pass to the Underwriters.
     (i) No Stabilization. The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADSs or the Series B Shares.

     (j) Material Information. As of the date hereof, as of the Closing Date and as of the Additional Closing Date, as the case may be, that the sale of the Offered Shares by the Selling Stockholder is not and will not be prompted by any material information concerning the Company which is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.
     (k) Legal Proceedings. There are no legal or governmental or regulatory proceedings pending or, to the knowledge of the Selling Stockholder, threatened or contemplated to which the Selling Stockholder is a party or to which any of the properties of the Selling Stockholder is subject or are proceedings that would not have a material adverse effect on the power or ability of the Selling Stockholder to perform its obligations under this Agreement or to consummate the transactions contemplated herein.
     (l) No Requirement to Qualify to do Business. It is not necessary under the laws of Mexico or The Netherlands that any holder of ADSs or Series B Shares, or the Underwriters, be licensed, qualified or entitled to carry on business in Mexico or The Netherlands, as the case may be, (i) to enable any of them to enforce their respective rights under this Agreement or the offer or sale of the Offered Shares or any other document to be delivered in connection herewith or therewith or (ii) solely by reason of the execution, delivery or performance of any such document.
     (m) Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of Mexico and The Netherlands, except that, with respect to The Netherlands, (i) effect may be given to the overriding mandatory provisions of the law of the country where the obligations arising out of this Agreement have to be or have been performed, in so far as those provisions render the performance of this Agreement unlawful; (ii) where all other elements relevant to this Agreement at the time of the choice of law are located in a country other than the United States, the choice of laws of the State of New York law cannot prejudice the application of provisions of any law of that other country that cannot be derogated from by agreement; (iii) where all other elements relevant to this Agreement at the time of the choice of law are located in one or more EU member states, the choice of laws of the State of New York cannot prejudice the application or provisions of any EU law (where appropriate, as implemented in The Netherlands) that cannot be derogated from by agreement; and (iv) the Dutch courts may give regard to the law of the country in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.
     (n) No Immunity. The Selling Stockholder is subject to suit under its obligations under this Agreement, and none of the Selling Stockholder or any of its properties or assets has any right of immunity, on any grounds, from any action, suit or proceeding, from the giving of any relief in any action, suit or proceeding, from set-off or counter claim, from the jurisdiction of any Mexican, Dutch, U.S. or other applicable federal or New York state court, as the case may be, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter arising out of or relating to this Agreement.
     (o) Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 9 hereof do not contravene Mexican and Dutch law.
     (p) Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court in New York City having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Selling Stockholder based upon this Agreement would be declared enforceable against the Selling Stockholder by the courts of Mexico and The Netherlands, without reconsideration or reexamination of the merits.
     (q) Submission to Jurisdiction. The Selling Stockholder has the power to submit, and pursuant to Section 17 of this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any U.S. federal or New York state Court in New York City and has the power to designate, appoint and empower, and pursuant to Section 17 of this Agreement, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any U.S. federal or New York state Court in New York City.
     (r) Mexican Private Offering. The offering and sale by the Selling Stockholder of the Series B Shares in Mexico, as contemplated herein and in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not constitute a public offer (“oferta pública”) as such term is defined in the Mexican Securities Market Law and will be conducted pursuant to a private placement exemption under Article 8 of thereof. None of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been distributed in Mexico.
     5. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:
     (a) Required Filings. The Company will file the final Prospectus with the SEC within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act, and will furnish copies at the expense of the Selling Stockholder of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.
     (b) Delivery of Copies. The Company will deliver, without charge and at the expense of the Selling Stockholder, (i) to the Representatives and U.S. counsel to the Underwriters, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement and the ADS Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Offered Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offered Shares by any Underwriter or dealer.
     (c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the ADS Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.
     (d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement or the ADS Registration Statement has become effective; (ii) when any amendment to the Registration Statement or the ADS Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the SEC for any amendment to the Registration Statement or the ADS Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the SEC relating to the Registration Statement or the ADS Registration Statement or any other request by the SEC for any additional information; (v) of the issuance by the SEC of any order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the SEC to the use of the Registration Statement, the ADS Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Offered Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement or the ADS Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Offered Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
     (e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the SEC and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the

Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the SEC (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.
     (f) Blue Sky Compliance. The Company will use commercially reasonable efforts to qualify the Offered Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Offered Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (g) Earning Statement. The Company will make generally available to its security holders, including the Depositary and the holders of ADSs, and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the SEC promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
     (h) Clear Market. For a period of 90 days after the date of this Agreement, the Company will not (i) offer, pledge, sell, announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file or cause to be filed with the SEC a registration statement under the Securities Act relating to, shares of its share capital, including in the form of ADSs, or any securities convertible into or exercisable or exchangeable for any shares of its share capital, including in the form of ADSs, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of its share capital, including in the form of ADSs, or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of any shares of its share capital, including in the form of ADSs, or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than Offered Shares to be sold hereunder. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

     (i) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the SEC in accordance with Rule 433 under the Securities Act.
     (j) Filings with New York Stock Exchange and Mexican Stock Exchange. The Company will use commercially reasonable efforts to timely file with the New York Stock Exchange and the Mexican Stock Exchange all documents and notices required by the New York Stock Exchange and the Mexican Stock Exchange of companies that have or will issue securities that are traded on the New York Stock Exchange and the Mexican Stock Exchange. The Company will comply in all material respects with all requirements of the New York Stock Exchange and the Mexican Stock Exchange with respect to the Offered Shares and take all action necessary or appropriate to permit the trading of the ADSs on the New York Stock Exchange and the Series B Shares on the Mexican Stock Exchange.
     (k) Notice with the CNBV. Subsequent to the consummation of the transactions contemplated hereby, the Company will provide notice to the CNBV pursuant to Article 7 of the Mexican Securities Market Law and regulations thereunder, of the principal terms and conditions of the offering contemplated by the Transaction Documents.
     6. Further Agreements of the Selling Stockholder. The Selling Stockholder covenants and agrees with each Underwriter that:
     (a) Clear Market. For a period of 90 days after the date of this Agreement, the Selling Stockholder will not (i) offer, pledge, sell, announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s share capital, including in the form of ADSs or any securities convertible into or exercisable or exchangeable for any shares of the Company’s share capital, including in the form of ADSs (including without limitation, shares of the Company’s share capital, including in the form of ADSs, or such other securities which may be deemed to be beneficially owned by the Selling Stockholder in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Company’s share capital, including in the form of ADSs, or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Company’s share capital, including in the form of ADSs, or such other securities, in cash or otherwise or (iii) make any demand for or exercise any right with respect to the registration of any shares of the Company’s share capital, including in the form of ADSs, or any security convertible into or exercisable or exchangeable for any shares of the Company’s share capital, including in the form of ADSs, without the prior written consent of the Representatives, in each case other than the Offered Shares to be sold by the Selling Stockholder hereunder. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     (b) Tax Form. It will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8BEN (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the

Underwriters’ documentation of their compliance with the reporting and withholding provisions of the U.S. Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.
     (c) Notification of Material Changes. During the Prospectus Delivery Period, it shall advise the Representatives promptly, and if requested by the Representatives, shall confirm such advice in writing, of the occurrence of any event that comes to the attention of the Selling Stockholder within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading.
     (d) Private Placement in Mexico. In connection with the offering and sale of Series B Shares in Mexico, it has and will only contact a specific group of persons or entities whom it reasonably believes are either (i) “inversionistas institucionales o calificados” in accordance with Article 8 of the Mexican Securities Market Law, (ii) shareholders of companies which fulfill their corporate purpose exclusively or substantially with such Series B Shares (e.g., investment companies authorized to invest in the Series B Shares), or (iii) any other person in Mexico; provided that, to the extent such proposed purchasers do not qualify under (i) or (ii) above, offers are not made to more than 100 persons.
     (e) Notice with the CNBV. Subsequent to the consummation of the transactions contemplated hereby, the Selling Stockholder will provide a notice thereof to the CNBV and the Mexican Stock Exchange in accordance with the Article 110 of the Mexican Securities Market Law and Articles 49 Bis and 49 Bis 1 of the General Regulations Applicable to Issuers issued by the CNBV.
     7. Certain Agreements of the Underwriters. Each Underwriter, severally and not jointly, hereby represents and agrees that:
     (a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the SEC by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).
     (b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Offered Shares unless such terms have previously been included in a free writing prospectus filed with the SEC.
     (c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

     8. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and the Selling Stockholder of their respective covenants and other obligations hereunder and by the Company under the Deposit Agreement and to the following additional conditions:
     (a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the SEC. In addition, the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the SEC under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the SEC for additional information shall have been complied with to the reasonable satisfaction of the Representatives.
     (b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Stockholder contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be, and the statements of the Company and its officers and of the Selling Stockholder made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.
     (c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined by the SEC for purposes of Rule 436(g)(2) under the Securities Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).
     (d) No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
     (e) Officer’s Certificates. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (A) a certificate of the chief financial officer or chief accounting officer of the Company, in form and substance reasonably satisfactory to the Representatives, (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above and (B) a certificate of an officer of the Selling Stockholder, in form and substance reasonably satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officer, the representations of the Selling Stockholder set forth in Sections 4(b) and 4(d) hereof are true and correct and (ii) confirming that the other representations and warranties of the Selling Stockholder in this Agreement are true and correct and that the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be.
     (f) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers, S.C. shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.
     (g) Opinion and 10b-5 Statement of U.S. Counsel for the Company. Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 hereto.
     (h) Opinion and 10b-5 Statement of Mexican Counsel for the Company. Bufete Robles Miaja, S.C., Mexican counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-2 hereto.
     (i) Opinion of U.S. Counsel for the Selling Stockholder. [ • ], U.S. counsel for the Selling Stockholder, shall have furnished to the Representatives, at the request of the Selling Stockholder, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-3 hereto.
     (j) Opinion of Dutch Counsel for the Selling Stockholder. [ • ], [ • ] counsel for the Selling Stockholder, shall have furnished to the Representatives, at the request of the Selling Stockholder, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-4 hereto.
     (k) Opinion of Mexican Counsel for the Selling Stockholder. [ • ], Mexican counsel for the Selling Stockholder, shall have furnished to the Representatives, at the request of the Selling Stockholder, their written opinion dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-5 hereto.

     (l) Opinion of Counsel for the Depositary. Emmet, Marvin & Martin, LLP, U.S. counsel to the Depositary, shall have furnished to the Representatives, at the request of the Depositary, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form an substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-6 hereto;
     (m) Opinion and 10b-5 Statement of U.S. Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (n) Opinion and 10b-5 Statement of Mexican Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Creel, García-Cuéllar, Aiza y Enriquez, S.C., Mexican counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (o) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Offered Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the Offered Shares.
     (p) Exchange Listing. (i) The listing of the Offered Shares in the form of ADSs on the New York Stock Exchange shall be in full force and effect and (ii) the listing of the Offered Shares in the form of Series B Shares on the Mexican Stock Exchange shall be in full force and effect.
     (q) Appointment of Process Agent. The Company shall have granted a notarized special irrevocable power of attorney in accordance with Mexican law appointing CT Corporation System as its authorized agent as contemplated by Section 17 hereof, in form and substance satisfactory to the Representatives.
     (r) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Stockholder shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.
     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     9. Indemnification and Contribution.
     (a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the ADS Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case (x) except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use therein and (y) except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Selling Stockholder expressly for use therein.
     (b) Indemnification of the Underwriters by the Selling Stockholder. The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by the Selling Stockholder expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package.
     (c) Indemnification of the Company and the Selling Stockholder by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Selling Stockholder, its directors, officers and each person, if any, who controls the Selling Stockholder within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package.
     (d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this

Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel (including local counsel), but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholder, its directors, officers and any control persons of the Selling Stockholder shall be designated in writing by the Selling Stockholder. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (e) Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters on the other, from the offering of the Offered Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Stockholder from the sale of the Offered Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Offered Shares. The relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (f) Limitation on Liability. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.
     (g) Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
     (h) Full Force and Effect. The indemnity agreements contained in Section 9(a) and 9(b) and the representations and warranties of the Company and the Selling Stockholder set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company, or the Selling Stockholder, its directors or officers or any person controlling the Selling Stockholder, (ii) acceptance of any Offered Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, shall be entitled to the benefits of the indemnity and contribution agreements contained in this Section 9.
     10. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties.
     11. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, without liability on the part of any Underwriter to the Company or the Selling Stockholder, by notice to the Company and the Selling Stockholder, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the Mexican Stock Exchange, the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) any stop order is issued by the SEC with respect to the Offered Shares or trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by (A) U.S. federal or New York State authorities or (B) Mexican federal or state authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States or Mexico, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.
     12. Defaulting Underwriter.
     (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Offered Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Offered Shares by other persons satisfactory to the Company and the Selling Stockholder on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Offered Shares, then the Company and the Selling Stockholder shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Offered Shares on such terms. If other persons become obligated or agree to purchase the Offered Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Stockholder may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Stockholder or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Offered Shares that a defaulting Underwriter agreed but failed to purchase.
     (b) If, after giving effect to any arrangements for the purchase of the Offered Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholder as provided in paragraph (a) above, the aggregate number of Offered Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Offered Shares to be purchased on such date, then the Company and the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of Offered Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Offered Shares that such Underwriter agreed to purchase on such date) of the Offered Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
     (c) If, after giving effect to any arrangements for the purchase of the Offered Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholder as provided in paragraph (a) above, the aggregate number of Offered Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Offered Shares to be purchased on such date, or if the Company and the Selling Stockholder shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Offered Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company and the Selling Stockholder, except that the Company will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.
     (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholder or any non-defaulting Underwriter for damages caused by its default.
     13. Payment of Expenses.
     (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Offered Shares, in the form of Series B Shares and ADSs, and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the ADS Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Selling Stockholder’s counsel and the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Offered Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing share certificates and ADRs; (vii) the costs and charges of any transfer agent and registrar and the Depositary, and the fees and expenses of the Depositary’s counsel; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (ix) all expenses incurred by the Company and the Selling Stockholder to attend any “road show” presentation to potential investors; (x) all expenses and application fees related to the listing of the ADSs on the New York Stock Exchange and the Series B Shares on the Mexican Stock Exchange; (xi) all expenses related to the delivery of securities and funds in connection with the private placement in Mexico (including, without limitation, all conversion and cancellation fees and related wire transfer fees); and (xii) all other costs and expenses of the Company and the Selling Stockholder in connection with this Agreement or the transactions contemplated thereby. The Selling Stockholder authorizes the Underwriters to deduct all costs and expenses pursuant to this paragraph (a) from the proceeds of the offering contemplated hereby.
     (b) If (i) this Agreement is terminated pursuant to Section 11, (ii) the Selling Stockholder for any reason fails to tender the Offered Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Offered Shares for any reason permitted under this Agreement, the Selling Stockholder agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby and to reimburse the Company for all costs and expenses in connection with this Agreement and the transactions contemplated hereby.

     14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Offered Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
     15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholder and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Stockholder or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Offered Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholder or the Underwriters.
     16. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
     17. Miscellaneous.
     (a) Authority of J.P. Morgan Securities Inc. and Macquarie Capital (USA) Inc. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. and Macquarie Capital (USA) Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. or Macquarie Capital (USA) Inc. shall be binding upon the Underwriters.
     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities Inc., 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk and c/o Macquarie Capital (USA) Inc., 125 W. 55th Street, New York, New York 10019 (fax: (212) 231-1717); Attention: [•]. Notices to the Company shall be given to it at Grupo Aeroportuario del Sureste S.A.B. de C.V., Bosque de Alisos No. 47A — 4th Floor, Bosques de las Lomas 05120 México, D.F. (fax:[______]); Attention: Adolfo Castro Rivas, Chief Financial Officer. Notices to the Selling Stockholder shall be given at [_________], [_________], [_________], (fax: [_________]); Attention: [_________] [.
     (c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (e) Jurisdiction. Each of the parties to this Agreement hereby expressly and irrevocably submits to the jurisdiction of U.S. federal or New York state Court in New York City and to the courts of its own corporate domicile in respect of actions brought against such party as a defendant, in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto expressly and irrevocably waives to the fullest extent permitted by law its right to bring action in any other jurisdiction that may apply by virtue of its present or future domicile or for any other reason, and to any objection which it may now or hereafter have to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any U.S. federal or New York state Court in New York City and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company and the Selling Stockholder agree that final judgment in any such suit action or proceeding brought in such court shall be conclusive and binding upon the Company or Selling Stockholder, as the case may be, and may be enforced in any court to the jurisdiction of which the Company or Selling Stockholder, as the case may be, are subject by a suit upon such judgment; provided, however, that service of process is effected upon the Company or Selling Stockholder, as the case may be, in the manner provided by this Agreement. Each of the Company and the Selling Stockholder has appointed CT Corporation System, at its offices located at 111 Eighth Avenue, 13th Floor, New York, New York 10011, their respective authorized agents (each, as “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any U.S. federal or state court in New York City, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and agrees that service of process upon said Authorized Agent at said address and written notice of said service mailed or delivered to the Company and the Selling Stockholder in the manner provided herein shall be deemed in every respect effective service of process upon the Company and the Selling Stockholder, in any such suit, action or proceeding. Such appointment shall be irrevocable. The Company and the Selling Stockholder hereby represent and warrant that each of their respective Authorized Agents has accepted such appointment and has agreed to act as said agent for service of process, and the Company and the Selling Stockholder agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Company’s or the Selling Stockholder’s Authorized Agent shall be deemed, in every respect, effective service of process upon the Company or the Selling Stockholder. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.
     (f) Judgment Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “US$,” is of the essence. To the fullest extent permitted by law, the obligation of the Company or the Selling Stockholder in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company or the Selling Stockholder will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company or the Selling Stockholder not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.
     (g) Waiver of Immunity. To the extent that the Company or the Selling Stockholder has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company and the Selling Stockholder hereby irrevocably waive and agree not to plead or claim such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.
     (h) Taxes. All payments to be made by the Company and the Selling Stockholder to the Underwriters under this Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts by Mexico or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (collectively, “Taxes”). If any Taxes are required by law to be deducted or withheld in connection with such payments, the Company and the Selling Stockholder, as applicable, will pay an additional amount (“Additional Amount”) so that the full amount of such payment is received by the Underwriters; provided that such Additional Amount will not be paid on account of (including any combination of) (A) Taxes which would not have been imposed but for the existence of any present or former connection between any of the Underwriters and the jurisdiction of or in Mexico imposing such taxes, including such Underwriter having been a resident thereof or being or having been present or engaged in a trade or business therein or having had a permanent establishment therein (other than a connection arising solely from the mere receipt of payments under this Agreement), or (B) any Taxes imposed or withheld by reason of the failure by the Underwriters to comply with a request of the payer addressed to the Underwriters to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Underwriters, which is required by a statute, treaty, regulation or administrative practice of the jurisdiction imposing such Taxes as a precondition to exemption from all or part of such Taxes.
     (i) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     (j) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, GRUPO AEROPORTUARIO DEL SURESTE, S.A.B. DE C.V.
By:
Name:
Title:

[Selling Stockholder]
By:
Name:
Title:

By:
Name:
Title:

Accepted: J.P. MORGAN SECURITIES INC.
By:
Authorized Signatory

MACQUARIE CAPITAL (USA) INC.
By:
Authorized Signatory

By:
Authorized Signatory

For themselves and on behalf of the
Underwriters listed in Schedule 1 hereto.
Signature Page to Underwriting Agreement

Schedule 1

Number of Underwritten
Underwriter	Shares
J.P. Morgan Securities Inc.	[•]

Macquarie Capital (USA) Inc.	[•]

Total	[ • ]

Schedule 2
Significant Subsidiaries

Annex A-1
Form of Opinion of U.S. Counsel for the Company

A-1-1

Annex A-2
Form of Opinion of Mexican Counsel for the Company

A-2-1

Annex A-3
Form of Opinion of U.S. Counsel for the Selling Stockholder

A-3-1

Annex A-4
Form of Opinion of Dutch Counsel for the Selling Stockholder

A-4-1

Annex A-5
Form of Opinion of Mexican Counsel for the Selling Stockholder

A-5-1

Annex A-6
Form of Opinion of Counsel for the Depositary

A-6-1

Annex B
a.	Pricing Disclosure Package

[list each Issuer Free Writing Prospectus to be included in the Pricing Disclosure Package]

b.	Pricing Information Provided Orally by Underwriters
     [set out key information included in script that will be used by Underwriters to confirm sales, including price per ADS and per Series B Share, allocation between the international offering and the Mexican placement and underwriting discounts and commissions]